Exhibit 3.1A

                                  FURON COMPANY

                   Bylaw Amendments Effective August 25, 1998
                           (Advance Notice Provisions)

        RESOLVED, that the Bylaws of this corporation are hereby amended to add
Section 14 to Article II thereof, to read in its entirety as set forth below:


               Section 14.   PROPER BUSINESS FOR SHAREHOLDER MEETINGS.

                      (a) Nominations and Shareholder Business at Annual
               Meetings of Shareholders. At an annual meeting of shareholders, only such business shall be proper as shall be brought before the meeting (i) pursuant to the corporation's notice of meeting, (ii) by or at the direction of the Board, or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in this Section 14(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 14(a).

                      For nominations of persons for election to the Board or
               other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this
               Section 14, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive office of the corporation not less than ninety (90) days nor more than one-hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty
               (30) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the one-hundred twentieth (120) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth
               (10th) day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director,
               (A) the name, age, business address and residence address of such person, (B) the class and number of shares of capital stock of the corporation that are beneficially owned by such person, and
               (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and the class and number of shares of stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                      (b) Director Nominations and Shareholder Business at
               Special Meetings of Shareholders. Only such business shall be proper at a special meeting of shareholders as shall have been brought before the special meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board, or (ii) provided that the Board has determined that directors shall be elected at such special meeting, by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section 14(b), who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 14(b). In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors of the Board, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder delivers a notice meeting the requirements set forth in paragraph (a) of this Section 14 to the Secretary at the principal executive office of the corporation not earlier than the one-hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

                      (c) General. Only such persons who are nominated in
               accordance with the procedures set forth in this Section 14 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 14.

                      For purposes of this Section 14, "public announcement"
               shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press, Business Wire or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                      Notwithstanding the foregoing provisions of this Section
               14, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 14. Nothing in this Section 14 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

        RESOLVED, that Section 4 of Article II of the Corporation's Bylaws is hereby amended and restated to read in its entirety as set forth below:

               Section 4. NOTICE OF ANNUAL OR SPECIAL MEETINGS. Written notice of each annual or special meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of applicable law, any matter that is proper under Section 14 of this Article may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

               Notice of a shareholders' meeting shall be given either personally or by mail or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

        RESOLVED, that Section 13 of Article II of the Corporation's Bylaws is hereby amended and restated to read in its entirety as set forth below:

               Section 13. CONDUCT OF MEETING. The Chairman of the Board shall preside as chairman at all meetings of the shareholders. The chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The chairman shall have the power to determine whether any nomination or other business is properly brought before the meeting under these Bylaws and applicable law, and if any such nomination or other business is not properly brought before the meeting, the chairman shall so declare and rule that such nomination shall be disregarded or that such business shall not be transacted (as the case may be). Except as may be limited by applicable law, the chairman's rulings on all procedural matters shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the chairman shall have all of the powers usually vested in the chairman of a meeting of shareholders.